Exhibit 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF ALTA MESA HOLDINGS, LP
PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with this Quarterly Report on Form 10-Q of Alta Mesa Holdings, LP for the quarter ended June 30, 2011, I, Michael A. McCabe, Chief Financial Officer of Alta Mesa Holdings, LP, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	This Quarterly Report Form 10-Q for the quarter ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of Alta Mesa Holdings, LP for the periods presented therein.
Date: August 12, 2011

/s/ Michael A. McCabe
Michael A. McCabe
Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

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